BEAR STEARNS ASSET BACKED SECURITIES I LLC
SACO I Trust 2006-6
Mortgage-Backed Certificates Series 2006-6

TERMS AGREEMENT

Dated: as of May 12, 2006

To: BEAR STEARNS ASSET BACKED SECURITIES I LLC

Re: Underwriting Agreement, dated April 21, 2006

Underwriter: Bear, Stearns & Co. Inc. (the “Underwriter”)

Series Designation: Series 2006-6

Class Designation Schedule of the Certificates: Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates

Terms of the Certificates:

Class	Original Certificate Principal Balance	Pass-Through Rate
Class A	$ 439,629,000	Adjustable
Class M-1	$ 32,858,000	Adjustable
Class M-2	$ 29,511,000	Adjustable
Class M-3	$ 13,691,000	Adjustable
Class M-4	$ 13,387,000	Adjustable
Class M-5	$ 10,953,000	Adjustable
Class M-6	$ 9,736,000	Adjustable
Class B-1	$ 10,040,000	Adjustable
Class B-2	$ 8,823,000	Adjustable
Class B-3	$ 6,085,000	Adjustable

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement, dated as of May 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as sponsor and as company, LaSalle Bank National Association, as master servicer and securities administrator, and Citibank, N.A., as trustee.

Form of Certificates Being Purchased by the Underwriter: Book-Entry.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning in May 2006.

Certificate Rating for the Certificates Being Purchased by the Underwriter:

Class	Standard & Poor’s Rating	Moody’s Rating
A	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
B-1	BBB+	Baa1
B-2	BBB	Baa2
B-3	BBB-	Baa3

Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $            *              (plus $              *           in accrued interest).

Credit Enhancement: Excess spread, overcollateralization and subordination as described in the related Prospectus Supplement.

Closing Date: May 30, 2006.

[Signature Page Follows]

* Please contact Bear, Stearns & Co. Inc. for pricing information

The undersigned, as Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.

By: ______________________________
Name:
Title:

Accepted:

BEAR STEARNS ASSET BACKED
SECURITIES I LLC

By: ______________________________
Name: Joseph T. Jurkowski, Jr.
Title: Vice President

Annex A

Mortgage Loan Schedule

[Available Upon Request]